Exhibit 10.3
SKECHERS U.S.A., INC.
2007 INCENTIVE AWARD PLAN
RESTRICTED STOCK AGREEMENT
     Skechers U.S.A., Inc., a Delaware corporation (the “Company”), pursuant to its 2007 Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), the number of shares of the Company’s Class A Common Stock, par value $0.001 per share, set forth below (the “Shares”). This Restricted Stock Award is subject to all of the terms and conditions set forth in this Restricted Stock Agreement (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
I. NOTICE OF RESTRICTED STOCK AWARD

Participant:

Grant Date:

Total Number of Shares of Restricted Stock:

Vesting Schedule:
II. AGREEMENT
ARTICLE I.
GENERAL
     1.1 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK
     2.1 Award of Restricted Stock.
          (a) Award. In consideration of the Participant’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, the Company issues to the Participant the Award of Restricted Stock described in this Agreement (the “Award”). The number of Shares of Restricted Stock subject to the Award is set forth in the Notice of Restricted Stock Award above.
          (b) Book Entry Form. At the sole discretion of the Committee, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations to the extent that the Shares remain subject to the Restrictions (as defined below); or (ii) certificate form subject to the terms of Sections 2.1(c) and (d).
          (c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed and new certificates are issued, bear the following legend (or such other legend as shall be determined by the Committee):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT, DATED ___, 20___BY AND BETWEEN SKECHERS U.S.A., INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”
          (d) Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint may retain physical custody of the certificates representing the Shares until all of the restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed. In such event the Participant shall not retain physical custody of any certificates representing unvested Shares issued to the Participant.
     2.2 Restrictions.
          (a) Forfeiture of Shares Subject to Restrictions. In the event that the Participant’s employment with the Company is terminated for any reason, the Participant shall thereupon automatically forfeit any and all Shares then subject to Restrictions and the Participant’s rights in any Restricted Stock then subject to Restrictions shall terminate. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.1 and the exposure to forfeiture set forth in this Section 2.2(a).
          (b) Vesting and Lapse of Restrictions. Subject to Section 2.2(a), the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth in the Notice of Restricted Stock Award above.
          (c) Accelerated Vesting. In the event of a Change in Control, the Award shall vest and the Restrictions shall lapse with respect to all of the Shares subject thereto immediately prior to the consummation of such Change in Control.
          (d) Tax Withholding. The Company shall have the authority and the right to deduct or withhold or require the Participant to remit to the Company all amounts sufficient to satisfy federal state and local taxes required by law to be withheld with respect to the issuance, vesting, lapse of Restrictions or payment of the Restricted Stock. The Committee may in its discretion and in satisfaction of the foregoing requirement allow the Participant to elect to have the Company withhold shares of Stock otherwise issuable or vesting under the Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Stock which may be withheld with respect to the issuance, vesting, lapse of Restrictions or payment of the Restricted Stock in order to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, lapse of Restrictions or payment of the Restricted Stock shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state income and payroll tax purposes that are applicable to such supplemental taxable income.
ARTICLE III.
OTHER PROVISIONS
     3.1 Restricted Stock Not Transferable. No Shares that are subject to the Restrictions or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.1 notwithstanding, with the consent of the Committee, such Shares may be transferred to certain persons or entities related to Participant, including but not limited to members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family, and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to any such conditions and procedures the Committee may require. Notwithstanding the foregoing, in no event shall any Shares subject to the Restrictions be transferable by the Participant to a third party (other than the Company) for consideration.
     3.2 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date the Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares.
     3.3 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
     3.4 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     3.5 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and this Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.6 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Participant.
     3.7 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.
     3.8 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
[Signature page follows]

     By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Agreement as Exhibit A.

SKECHERS U.S.A., INC.:	PARTICIPANT:

By:	By:

Print Name:	Print Name:	[Participant]

Title:

Address:

EXHIBIT A TO RESTRICTED STOCK AGREEMENT
CONSENT OF SPOUSE
     I, _____________, spouse of [Participant], have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the Class A Common Stock of Skechers U.S.A., Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Skechers U.S.A., Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:	,

Signature of Spouse

A-1